Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form S-1, of our report dated April 11, 2013, of Players Network relating to the financial statements as of December 31, 2012 and 2011, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

September 12, 2013